ALLSTATE LIFE INSURANCE COMPANY

LAW AND REGULATION DEPARTMENT

3100 Sanders Road, Suite J5B

Northbrook, Illinois 60062

Direct Dial Number 847-402-2271

Facsimile 847-326-6742

Susan L. Lees

Senior Vice President,

Secretary and General Counsel

September 15,	2010

TO:	ALLSTATE LIFE INSURANCE COMPANY
NORTHBROOK, ILLINOIS 60062

FROM:	SUSAN L. LEES
SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:	FORM S-3 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FILE NO. 333-_ _ _ _ _

With reference to the Registration Statement on Form S-3 filed by Allstate Life

Insurance Company (the "Company") with the Securities and Exchange Commission covering the Single Premium Deferred Annuity Contracts, known as the Allstate® RightFitsm (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

Susan L. Lees

Senior Vice President,

Secretary and General Counsel